Exhibit 10.1

Execution Version

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is hereby entered into on September 7, 2017, between Surgery Partners, Inc. (the “Company”) and Cliff Adlerz (“Executive”). This Agreement shall be effective as of the date of execution by the parties.

1.                                      Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and as set forth in Section 4 hereof (the “Employment Period”).

2.                                      Position and Duties.

(a)                                 During the term of Executive’s employment with the Company under this Agreement, Executive will serve as the Interim Chief Executive Officer of the Company and Executive will report directly to the Board of Directors of the Company (the “Board”). During Executive’s term of employment with the Company, the Company will nominate Executive to serve as a member of the Board.

(b)                                 Executive shall have such responsibilities, duties and authorities, and will render such services for the Company and its Subsidiaries or Affiliates as the Board may reasonably request from time to time. During Executive’s period of employment, Executive will devote substantially all of Executive’s business time, energy and efforts to Executive’s obligations hereunder and to the affairs of the Company; provided that the foregoing shall not prevent Executive from (i) participating in charitable, civic, educational, professional, community or industry affairs and (ii) managing Executive’s passive personal investments, in each case, so long as such activities, individually or in the aggregate, do not materially interfere with Executive’s duties hereunder or create a potential business conflict.

3.                                      Compensation and Benefits.

(a)                                 Base Salary.                            During the Employment Period, Executive’s base salary shall be $550,000 per annum, payable by the Company in regular installments in accordance with the Company’s general payroll practices, less taxes and other applicable withholdings, and subject to review and adjustment from time to time by the Board or the Compensation Committee thereof (the “Committee”), in either case, in its discretion (as modified from time to time, the “Base Salary”).

(b)                                 Annual Bonus Opportunity. In addition to the Base Salary, Executive will be eligible to receive an annual bonus with a target amount equal to $350,000, with the actual amount of any such bonus being determined by the Board or the Committee, in either case, in its discretion, based on the achievement of performance goals established annually by the Board or the Committee, as applicable (the “Annual Bonus”). Executive will be eligible to receive a pro-rated portion of the Annual Bonus, based on actual achievement of any applicable performance goals and paid at the same time as bonuses are paid to similarly situated executives, for the performance period in which the Employment Period ends. Any annual bonus payable under this Section 3(b) will be paid no later than March 15th following the close of the year for which the bonus is earned.

(c)                                  Employee Benefits. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company’s benefit programs for which employees of the Company are generally eligible, subject to the eligibility and participation requirements thereof.

(d)                                 Expenses. During the Employment Period, the Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses.

4.                                      Termination.

(a)                                 The Employment Period shall terminate (i) upon 60 days’ advance written notice of Executive’s voluntary resignation, (ii) immediately upon Executive’s death or disability, (iii) immediately upon a termination by the Company for Cause, (iv) upon 60 days’ advance written notice by the Company without Cause, or (v) the effective date of the Company’s appointment of a permanent Chief Executive Officer.

(b)                                 If the Employment Period is terminated for any reason, Executive shall only be entitled to receive his (i) Base Salary through the date of termination, (ii) a pro-rated portion of the Executive’s Annual Bonus, paid in accordance with Section 3(b), (iii) reimbursement of any previously unreimbursed expenses in accordance with Section 3(d) hereof, and (iv) any accrued and vested amounts owed to Executive pursuant to any employee benefits plans maintained by the Company (such amounts, the “Termination Benefits”). In the event the Executive is terminated by the Company for Cause, Executive will receive the Termination Benefits except Executive will not be eligible to receive a pro-rated portion of Executive’s Annual Bonus, as set forth in this Section 4(b)(ii).

(c)                                  The Company and its subsidiaries and affiliates shall have no further obligations hereunder or otherwise with respect to Executive’s employment from and after the date of termination of employment with the Company (the “Termination Date”), and the Company and its subsidiaries and affiliates shall continue to have all other rights available hereunder (including without limitation, all rights hereunder at law or in equity).

(d)                                 “Cause” as used herein means the occurrence of any of the following events: (i) willful and a material breach by Executive of any of the terms and conditions of this Agreement; provided that, if curable, Executive shall have a reasonable period of time (which in no event shall exceed 45 days) during which to cure such material breach following the date on which Executive receives the Company’s written notice of such material breach; (ii) material breach of fiduciary duty or willful misconduct with respect to the Company; or (iii) Executive’s willful and material breach of a material Company policy promulgated by the Company and made available to Executive; provided that, if curable, Executive shall have a reasonable period of time (which in no event shall exceed 45 days) during which to cure such failure following the date on which Executive receives the Company’s written notice of such failure.

5.                                      Confidential Information.

(a)                                 Other than in the performance of his duties hereunder, during the Restrictive Period (as defined below) and thereafter, Executive shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, furnish, make available or disclose to any third party or use for the benefit of himself or any third party, any Confidential Information. As used in this Agreement, “Confidential Information” shall mean any information relating to the business or affairs of the Company or any of its subsidiaries or affiliates or the Business (as defined below), including but not limited to any technical or non-technical data, formulae, compilations, programs, devices, methods, techniques, designs, processes, procedures, improvements, models, manuals, financial data, acquisition strategies and information, information relating to operating procedures and marketing strategies, and any other proprietary information used by the Company or any of its subsidiaries or affiliates in connection with the Business, irrespective of its form; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry, in each case through no wrongful act on the part of Executive. Executive acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company or any of its subsidiaries or affiliates. Executive will immediately notify the Company of any unauthorized possession, use, disclosure, copying, removal or destruction, or attempt thereof, of any Confidential Information by anyone of which Executive becomes aware and of all details thereof. Executive shall take all reasonably appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Executive shall deliver to the Company at the termination or expiration of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, computers, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information or the business of the Company or any of its subsidiaries or affiliates which Executive may then possess or have under his control.

6.                                      Restrictive Covenants. Executive acknowledges that in the course of his employment with Company or any of its subsidiaries or affiliates, or their predecessors or successors, he has been and will be given access to and has and will become familiar with their trade secrets and with other Confidential Information and that his services have been and shall be of special, unique and extraordinary value to Company or any of its subsidiaries or affiliates. Therefore, and in further consideration of the compensation to be paid to Executive hereunder and in connection with his employment, and to protect the Company’s and its subsidiaries’ and affiliates’ Confidential Information, business interests and goodwill:

(a)                                 Non-compete. Except as set forth on Annex A, Executive hereby agrees that during Executive’s employment or service with Company or any of its subsidiaries or affiliates, and thereafter, through the period ending on the last to occur of (i) the six-month anniversary of the Termination Date and (ii) the conclusion of Executive’s service on the Board (collectively, the “Restrictive Period”), he shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity (other than the Company and its subsidiaries) that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or is actively developing or attempting to develop in any element of the Business anywhere within a 50-mile radius of the Nashville metropolitan area or within a 50-mile radius of any area (or in the event such area is a major city, the metropolitan area relating to such city) in which the Company or any of its subsidiaries on the Termination Date actively engages or is actively developing or attempting to develop in any element of the Business (the “Territory”); provided, however, that nothing contained herein shall be construed to prevent Executive from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Executive is not involved in the business of said corporation and if Executive and his associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of 3% of the stock of such corporation. With respect to the Territory, Executive specifically acknowledges that the Company and its subsidiaries intend to expand the Business into and throughout the United States.

(b)                                 “Business” as used herein means the business of owning, operating, developing and/or managing, or providing management or administrative services to, (a) ambulatory surgery centers anywhere in the United States or (b) physician-owned surgical hospitals within a 50 mile radius of any hospital that is owned, operated, developed or managed by the Company or any affiliate.

(c)                                  Non-solicitation. Other than in the performance of his duties hereunder, during the Restrictive Period, Executive shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, employ, recruit or solicit for employment or engagement, any person who is employed or engaged by the Company or any of its subsidiaries or any of its Affiliated Practices during the Restrictive Period, or otherwise seek to influence or alter any such person’s relationship with any of the Affiliated Practices, the Company or any of its subsidiaries; provided, however that responses to a general solicitation (such as an internet or newspaper solicitation) that are not targeted towards any particular person shall not be deemed to be a violation of the restrictions set forth in this Section 6(b). For purposes of this Agreement, an “Affiliated Practice” shall include any practice or facility (i) in which the Company or any of its Subsidiaries has an ownership interest or (ii) that is managed by or receives other services from the Company or any of its subsidiaries in connection with any element of the Business.

(d)                                 Blue Pencil. If any court of competent jurisdiction shall at any time deem the term of this Agreement or any particular Restrictive Covenant (as defined below) too lengthy or the Territory too extensive, the other provisions of this Section 6 shall nevertheless stand, the Restrictive Period herein shall be deemed to be the longest period permissible by law under the circumstances and the Territory herein shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the time period and/or Territory to permissible duration or size.

(e)                                  Covenant Not to Disparage. During the Restrictive Period and thereafter, Executive shall not disparage, denigrate or derogate in any way, directly or indirectly, the Company, any of its subsidiaries or affiliates, or any of its or their respective agents, officers, directors, employees, parent, subsidiaries, affiliates, Affiliated Practices, affiliated doctors (including any physicians who utilize or have invested in any Affiliated Practice), representatives, attorneys, executors, administrators, successors and assigns (collectively, the “Protected Parties”), nor shall Executive disparage, denigrate or derogate in any way, directly or indirectly, his experience with any Protected Party, or any actions or decisions made by any Protected Party. During the Restrictive Period and thereafter, the Company will instruct their board members and senior executives not to make any negative comments or otherwise defame or disparage Executive to any third parties, except as required by law. This Section 6(e) will not be violated by internal statements made by the Executive while discharging his duties to the Company and its subsidiaries and affiliates.

(f)                                   Remedies. Executive acknowledges and agrees that the covenants set forth in this Section 6 and the preceding Section 5 (collectively, the “Restrictive Covenants”) are reasonable and necessary for the protection of the business interests of the Company and its subsidiaries and affiliates, that irreparable injury may result to the Company and its subsidiaries and affiliates if Executive breaches any of the terms of said Restrictive Covenants, and that in the event of Executive’s actual or threatened breach of any such Restrictive Covenants, the Company and its subsidiaries and affiliates will have no adequate remedy at law. Executive accordingly agrees that in the event of any actual or threatened breach by him of any of the Restrictive Covenants, the Company and its subsidiaries and affiliates shall be entitled to immediate temporary injunctive and other equitable relief subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company and its subsidiaries and affiliates from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

7.                                      Executive’s Representations and Covenants.

(a)                                 Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding her rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

(b)                                 During the Employment Period and thereafter, Executive shall cooperate with the Company and its subsidiaries and affiliates in any internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive’s possession, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments). In the event the Company requires Executive’s cooperation in accordance with this Section 7(b), the Company shall reimburse Executive for reasonable travel expenses (including, without limitation, travel expenses, lodging and meals, and reasonable attorneys’ fees upon submission of receipts).

8.                                      Survival. Sections 4 through 20 shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination of the Employment Period.

9.                                      Notices. Any notices provided for in this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, and addressed to Executive at his last known address on the books of the Company or, in the case of the Company, to it at its principal place of business, attention of the Board (with a copy to the General Counsel of the Company), or to such other address as either party may specify by notice to the other actually received.

10.                               Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

11.                               Complete Agreement. This Agreement embodies the complete agreement and understanding among Executive and the Company and its subsidiaries and, as of the Effective Date, shall supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

12.                               Counterparts. This Agreement may be executed in separate counterparts (including by facsimile or PDF signature pages), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

13.                               No Assignment. This Agreement is personal to each of the parties hereto, and no party may assign or delegate any right or obligation hereunder without first obtaining the written consent of the other party hereto.

14.                               Delivery by Facsimile or PDF. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or PDF, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

15.                               Withholding Taxes. The Company may withhold from any and all amounts payable to Executive hereunder such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

16.                               Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the state of Delaware, without giving effect to provisions thereof regarding conflict of laws.

17.                               Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE PARTIES HERETO ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY AND EXECUTIVE FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH THEIR RESPECTIVE LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES THEIR RESPECTIVE JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

18.                               Consent to Jurisdiction.

(a)                                 THE COMPANY AND EXECUTIVE HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE IN WHICH EXECUTIVE RESIDES AND IRREVOCABLY AGREE THAT SUBJECT TO THE COMPANY’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EXECUTIVE ACCEPTS FOR HIMSELF AND IN

CONNECTION WITH HIS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

(b)                                 Notwithstanding Section 18(a), the parties intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 5 through 7 upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold such covenants wholly or partially invalid or unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company’s right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

19.                               Amendment and Waiver. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

20.                               Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement will be interpreted to be in compliance therewith. To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification will be made in good faith and will, to the maximum extent reasonably possible, maintain the original intent and economic benefit to Executive and the Company of the applicable provision without violating the provisions of Code Section 409A. To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Code Section 409A, (a) all expenses or other reimbursements hereunder will be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive, (b) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchanges for another benefit, and (c) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any table year will in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

SURGERY PARTNERS, INC.

/s/ Teresa F. Sparks
Name: Teresa F. Sparks
Title: Executive Vice President, Chief Financial Officer

Signature Page to Employment Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

Accepted and Agreed:

/s/ Cliff Adlerz
Name: Cliff Adlerz

Signature Page to Employment Agreement

Annex A

Executive has disclosed and the Company acknowledges that Executive owns less than one percent (1%) interest in Contessa Health, Inc. (“Contessa”), a privately held company which provides bundled billing services for outpatient surgery centers. Executive may continue to hold his current level of interest in Contessa and may continue to mentor the Chief Executive Officer of Contessa; provided, however, that Executive shall dispose of his interest in Contessa and cease contact with its Chief Executive Officer should a competitive situation arise between the Company or any of its affiliates and Contessa or any of its affiliates. Either party shall notify the other in writing if it is believed that a competitive situation arises between the Company or any of its affiliates and Contessa or any of its affiliates.